Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned directors of Wells Real Estate Investment Trust II, Inc., hereby severally constitute Leo F. Wells, III and Douglas P. Williams, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to the Registration Statement on Form S-11 (No. 333-107066) and generally to do all such things in our names and in our capacities as directors to enable Wells Real Estate Investment Trust II, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, hereby ratifying and confirming our signature as it may be signed by said attorneys, or any of them, to any and all amendments to said registration statement.

Name	Title	Date

/s/ Charles R. Brown Charles R. Brown	Director	February 18, 2004

/s/ Jack M. Pinkerton Jack M. Pinkerton	Director	February 18, 2004

/s/ W. Wayne Woody W. Wayne Woody	Director	February 18, 2004